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Exhibit 23.1




                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
         1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821
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Mr. Denis Gallant, President and Director
Crawford Lake Mining Inc.
4372 Greta Street
Burnaby, British Columbia V5J 1N8
Canada

Dear Mr. Gallant,

                   CONSENT OF REGISTERED INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Annual Report of Crawford Lake Mining Inc. on Form 10-KSB of our report on the financial statements of the Company as its registered independent auditors dated August 24, 2006, as of and for the periods ended April 30, 2006, and 2005. We further consent to the reference to us in the section Changes In and Disagreements on Accounting and Financial Disclosures.

Respectfully submitted,

/s/  Davis Accounting Group P.C.

Cedar City, Utah,
August 24, 2006.